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                                                                      EXHIBIT 23
Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statements of American International Group, Inc. on Forms S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No. 2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No.
2-64336, No. 2-67600, No. 2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No.
2-87005, No. 2-82989, No. 2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No.
33-8495, No. 33-13874, No. 33-18073, No. 33-25291, No. 33-41643, No. 33-48996,
No. 33-57250, No. 33-60327, No. 33-60827, No. 33-62821 and No. 333-21365) of our
report dated February 20, 1997, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of American International Group, Inc. for the year 1996, and to the reference to our firm under the heading "Financial Statements" included in the Prospectuses.



                                                        COOPERS & LYBRAND L.L.P.


New York, New York
March 28, 1997.



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